UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. Submission of Matters to a Vote of Security Holders

(a)-(b) The Company held its 2017 Annual General Meeting on June 1, 2017. At the 2017 Annual General Meeting, the Company’s stockholders (1) elected the Company’s three Class I director nominees to the Company’s board of directors, (2) approved the Company’s executive compensation on a non-binding, advisory basis, (3) selected, on an advisory, non-binding basis, that an advisory vote on the Company’s executive compensation should be held annually and (4) approved Ernst & Young LLP’s appointment as the Company’s independent auditors for the fiscal year ending December 31, 2017 and referred their remuneration to the Audit Committee of the Company’s board of directors.

The results of each vote, including the number of abstentions and broker non-votes, are set forth below for each matter brought to a stockholder vote at the 2017 Annual General Meeting.

Director	For	Against	Abstentions	Broker Non-Votes
H. Berry Cash	25,761,808	137,902	57,056	1,773,230
John R. Power, Jr.	25,710,094	189,529	57,143	1,773,230
Mark E. Watson III	25,777,845	122,415	56,506	1,773,230

	For	Against	Abstentions	Broker Non-Votes
Advisory approval of executive compensation	25,297,819	605,457	53,490	1,773,230

	1 Year	2 Years	3 Years	Abstentions
Frequency of advisory vote on executive compensation	20,984,531	37,722	4,914,779	19,734

	For	Against	Abstentions
Approval of Independent Auditors; Referral of Remuneration	27,257,118	446,462	26,416

(d) On June 1, 2017, following the Company’s 2017 Annual General Meeting, the Company’s board of directors adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next required vote on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: June 2, 2017		Name:	Jay S. Bullock
		Title:	Executive Vice President and Chief Financial Officer